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                                                                    Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Fred Sternberg, Chief Executive Officer of Metropolitan Health Networks, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report").

         The undersigned certifies that: (1) the Report [fully] complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the ______ day of August, 2002.

                                       METROPOLITAN HEALTH NETWORKS, INC.


                                       /s/ Fred Sternberg
                                       ------------------------------------
                                       Name: Fred Sternberg
                                       Title: Chief Executive Officer